Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini
Investor Relations
(720) 895-7787
bob.puccini@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

THIRD QUARTER 2014 RESULTS

Suwanee, Ga. (October 29, 2014) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the third quarter 2014.

Financial Highlights

•	Revenues in the third quarter 2014 were $1,405.4 million

•	Adjusted net income (a non-GAAP measure) in the third quarter 2014 was $0.81 per diluted share

•	GAAP net income in the third quarter 2014 was $0.37 per diluted share

•	The Company ended the third quarter 2014 with $599.1 million of cash resources

•	Order backlog at the end of the third quarter 2014 was $594.1 million

•	The Company’s book-to-bill ratio in the third quarter 2014 was 0.86

“I am very pleased with our strong third quarter results. We continue to capitalize on the ongoing investments Broadband Service Providers are making in their networks.” said Bob Stanzione, ARRIS Chairman and CEO. “Our performance over the past year has been outstanding, taking the company to a new level of sales and profitability and laying the groundwork for a healthy future.

“We posted an outstanding third quarter.” said David Potts, ARRIS EVP & CFO. “With respect to the fourth quarter 2014, we now project that revenues for the Company will be in the range of $1,230 to $1,270 million, with adjusted net income per diluted share in the range of $0.58 to $0.63 and GAAP net income per diluted share in the range of $0.26 to $0.31.”

Revenues in the third quarter 2014 were $1,405.4 million as compared to third quarter 2013 revenues of $1,067.8 million. Second quarter 2014 revenues were $1,429.1 million.

Through the first three quarters of 2014 and 2013, revenues were $4,059.5 million and $2,421.8 million, respectively. The first three quarters of 2013 excludes the sales of Motorola Home prior to April 17, 2013.

Adjusted net income (a non-GAAP measure) in the third quarter 2014 was $0.81 per diluted share, as compared to $0.39 per diluted share for the third quarter 2013. Adjusted net income for the second quarter 2014 was $0.70 per diluted share.

Year to date, adjusted net income was $1.98 per diluted share for 2014, as compared to $1.11 per diluted share in 2013.

GAAP net income in the third quarter 2014 was $0.37 per diluted share, as compared to third quarter 2013 GAAP net income of $0.12 per diluted share and second quarter 2014 GAAP net income of $0.26 per diluted share. Year to date, GAAP net income was $0.91 per diluted share in 2014 as compared to GAAP net loss of $(0.35) per diluted share in 2013. A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).

Cash & Cash Equivalents - The Company ended the third quarter 2014 with $599.1 million of cash resources, which includes $593.8 million of cash, cash equivalents and short-term investments, and $5.3 million of long-term marketable security investments, as compared to $551.9 million, in aggregate, at the end of the second quarter 2014. The Company generated $81.9 million of cash from operating activities during the third quarter 2014 as compared to $36.2 million in the third quarter 2013. Through the first nine months of 2014, the Company generated $337.1 million of cash from operating activities, which compares to $380.2 million generated during the same period in 2013.

Order backlog at the end of the third quarter 2014 was $594.1 million as compared to $523.7 million and $787.6 million at the end of the third quarter 2013 and the second quarter 2014, respectively. The Company’s book-to-bill ratio in the third quarter 2014 was 0.86 as compared to the third quarter 2013 of 0.99 and the second quarter 2014 of 0.85.

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, October 29, 2014, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4213 or 617-213-4865 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 99683282 and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through November 5, 2014 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 63602626. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a global innovator in IP, video and broadband technology. We have continually worked with our customers to transform the experience of entertainment and communications for millions of people around the world. The people of ARRIS are dedicated to the success of our customers, bringing a passion for invention that has fueled our history: We created digital TV, delivered the first wireless broadband gateway and are pioneering the standards and pathways for tomorrow’s personalized, Ultra HD, multiscreen, and cloud services. We are dedicated to meeting today’s challenges and preparing for the tasks the future holds. Collaborating with our customers, ARRIS will continue to solve the most pressing challenges of 21st century communications. Together, we are inventing the future. For more information: www.arrisi.com

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the fourth quarter 2014, and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•	projected results for the fourth quarter 2014 as well as the general outlook for 2014 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	ARRIS may encounter difficulties completing the integration of the Motorola Home operations with ours, including difficulties finalizing systems conversions:

•	ARRIS’ customers operate in a capital intensive consumer based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers;

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption; and

•	announced consolidations within our customer base, including the proposed acquisition of Time Warner by Comcast and the proposed acquisition of DIRECTV by AT&T, may have an impact on customer’s spending.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2014. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$526,999	$483,277	$440,707	$442,438	$541,114
Short-term investments, at fair value	66,817	68,586	80,818	67,360	125,387

Total cash, cash equivalents and short term investments	593,816	551,863	521,525	509,798	666,501
Restricted cash	1,022	1,096	1,076	1,079	1,818
Accounts receivable, net	703,566	738,008	724,430	637,059	627,844
Other receivables	18,227	14,610	11,694	8,366	4,076
Inventories, net	368,628	297,848	286,058	330,129	343,895
Prepaid income taxes	4,431	32,802	51,758	13,034	49,447
Prepaids	34,311	33,715	15,986	61,482	18,881
Current deferred income tax assets	64,948	79,070	80,427	77,167	75,875
Other current assets	59,439	57,588	58,628	39,930	60,111

Total current assets	1,848,388	1,806,600	1,751,582	1,678,044	1,848,448
Property, plant and equipment, net	371,496	376,509	388,653	396,152	398,353
Goodwill	938,265	944,115	940,149	940,402	938,435
Intangible assets, net	1,000,441	1,057,557	1,114,231	1,176,192	1,241,258
Investments	74,985	68,852	72,372	71,176	96,712
Noncurrent deferred income tax assets	12,567	20,468	21,862	7,678	11,358
Other assets	59,102	56,719	56,180	52,363	52,300

	$4,305,244	$4,330,820	$4,345,029	$4,322,007	$4,586,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$622,867	$701,293	$596,191	$662,919	$573,673
Accrued compensation, benefits and related taxes	130,116	101,644	93,251	116,262	101,233
Accrued warranty	51,277	54,546	53,940	48,755	46,536
Deferred revenue	102,717	114,489	126,451	69,071	77,268
Current portion of long-term debt	67,062	60,171	53,268	53,254	293,399
Current income taxes liability	15,344	19,672	13,508	3,068	7,012
Other accrued liabilities	132,551	127,335	143,018	141,699	148,282

Total current liabilities	1,121,934	1,179,150	1,079,627	1,095,028	1,247,403
Long-term debt, net of current portion	1,487,585	1,507,796	1,677,712	1,691,034	1,822,941
Accrued pension	59,667	59,552	58,733	58,657	65,395
Accrued severance liability, net of current portion	4,003	4,213	3,833	3,814	3,870
Noncurrent income taxes payable	31,141	22,597	21,913	21,048	25,012
Noncurrent deferred income tax liabilities	42,926	74,297	83,903	74,791	74,242
Other noncurrent liabilities	67,879	64,299	58,842	58,648	53,465

Total liabilities	2,815,135	2,911,904	2,984,563	3,003,020	3,292,328
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,792	1,795	1,794	1,766	1,729
Capital in excess of par value	1,725,383	1,710,845	1,689,907	1,688,782	1,669,667
Treasury stock at cost	(306,330)	(306,330)	(306,330)	(306,330)	(306,330)
Unrealized gain (loss) on marketable securities	(77)	150	27	306	85
Unfunded pension liability	(2,416)	(2,416)	(2,416)	(2,416)	(8,558)
Unrealized loss on derivative instruments	(1,959)	(4,503)	(2,660)	(2,541)	(4,277)
Retained earnings (deficit)	73,881	19,255	(19,769)	(60,569)	(57,752)
Cumulative translation adjustments	(165)	120	(87)	(11)	(28)

Total stockholders’ equity	1,490,109	1,418,916	1,360,466	1,318,987	1,294,536

	$4,305,244	$4,330,820	$4,345,029	$4,322,007	$4,586,864

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Net sales	$1,405,445	$1,067,824	$4,059,534	$2,421,835
Cost of sales	969,711	750,929	2,857,613	1,765,458

Gross margin	435,734	316,895	1,201,921	656,377
Operating expenses:
Selling, general, and administrative expenses	103,497	99,666	314,991	227,691
Research and development expenses	142,802	128,716	421,077	296,354
Acquisition, integration and other costs	7,191	6,221	31,604	32,803
Restructuring charges	3,035	6,057	2,642	38,323
Amortization of intangible assets	57,100	65,053	179,835	128,571

	313,625	305,713	950,149	723,742

Operating income (loss)	122,109	11,182	251,772	(67,365)
Other expense (income):
Interest expense	14,217	25,188	49,041	48,431
Loss (gain) on investments	6,368	(251)	11,278	(1,544)
Loss (gain) on foreign currency	3,107	(3,752)	3,760	(2,725)
Interest income	(653)	(832)	(1,937)	(2,310)
Other (income) expense, net	(63)	1,676	6,530	13,356

Income (loss) before income taxes	99,133	(10,847)	183,100	(122,573)
Income tax expense (benefit)	44,507	(28,016)	48,649	(76,630)

Net income (loss)	$54,626	$17,169	$134,451	$(45,943)

Net income (loss) per common share:
Basic	$0.38	$0.12	$0.93	$(0.35)

Diluted	$0.37	$0.12	$0.91	$(0.35)

Weighted average common shares:
Basic	144,967	138,478	144,085	129,502

Diluted	148,753	140,605	147,996	129,502

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Operating Activities:
Net income (loss)	$54,626	$17,169	$134,451	$(45,943)
Depreciation	20,538	20,048	60,213	42,567
Amortization of intangible assets	57,100	65,053	179,836	128,571
Amortization of deferred finance fees and debt discount	2,182	2,762	9,376	4,999
Non-cash interest expense	—	3,374	—	9,926
Deferred income tax provision (benefit)	(5,474)	(13,352)	(19,503)	(54,551)
Stock compensation expense	13,495	10,729	39,812	24,653
Reduction in revenue related to Comcast investment in ARRIS	—	—	—	13,182
Mark-to-market fair value adj. related to Comcast investment in ARRIS	—	—	—	13,189
Provision for doubtful accounts	4,041	5	5,285	5
Loss on disposal of fixed assets	(58)	412	3,128	375
Non-cash restructuring and related charges	—	6,761	—	6,761
Loss (gain) on investments	6,368	(250)	11,278	(1,544)
Excess tax benefits from stock-based compensation plans	(3,326)	(647)	(14,651)	(6,417)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	30,401	34,307	(70,627)	17,793
Other receivables	(2,418)	8,222	(10,465)	1,095
Inventory	(70,780)	(32,287)	(38,499)	60,345
Income taxes payable/recoverable	32,587	(21,086)	31,002	(37,719)
Accounts payable and accrued liabilities	(59,702)	(96,035)	2,592	155,264
Prepaids and other, net	2,355	31,004	13,863	47,647

Net cash provided by operating activities	81,935	36,189	337,091	380,198
Investing Activities:
Purchases of investments	(9,886)	(46,525)	(40,901)	(104,546)
Disposals of investments	4,638	35,213	29,319	393,234
Purchases of property & equipment, net	(15,467)	(31,981)	(41,759)	(53,383)
Sale of property & equipment	—	—	19	90
Cash paid for acquisition, net of cash acquired	—	(48,352)	84	(2,208,114)

Net cash used in investing activities	(20,715)	(91,645)	(53,238)	(1,972,719)
Financing Activities:
Proceeds from issuance of debt	—	—	—	1,925,000
Cash paid for debt discount	—	—	—	(9,853)
Payment of debt obligations	(13,750)	(15,812)	(195,903)	(31,625)
Early redemption of long-term debt	—	—	—	(79)
Deferred financing costs paid	—	(149)	—	(42,356)
Excess income tax benefits from stock-based compensation plans	3,326	646	14,651	6,416
Repurchase of shares to satisfy employee tax withholdings	(7,193)	(115)	(29,605)	(12,522)
Fees and proceeds from issuance of common stock, net	119	1,498	11,565	166,951

Net cash provided by (used in) financing activities	(17,498)	(13,932)	(199,292)	2,001,932
Net increase (decrease) in cash and cash equivalents	43,722	(69,388)	84,561	409,411
Cash and cash equivalents at beginning of period	483,277	610,502	442,438	131,703

Cash and cash equivalents at end of period	$526,999	$541,114	$526,999	$541,114

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

(in thousands, except per share data)	Q3 2013		Q2 2014		Q3 2014		September YTD 2013			September YTD 2014
	Amount		Amount		Amount		Amount			Amount
Sales	$1,067,823		$1,429,071		$1,405,445		$2,421,835			$4,059,533
Highlighted items:
Reduction in revenue related to Comcast investment in ARRIS	—		—		—		13,182			—
Purchase accounting impacts of deferred revenue	1,556		3,489		780		3,973			4,475

Sales excluding highlighted items	$1,069,379		$1,432,560		$1,406,225		$2,438,990			$4,064,008

	Q3 2013(2)		Q2 2014		Q3 2014		September YTD 2013(2)			September YTD 2014
		Per Diluted		Per Diluted		Per Diluted		Per Diluted			Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share		Amount	Share
Net income (loss)	$17,169	$0.12	$39,025	$0.26	$54,626	$0.37	$(45,943)	(0.35	)(1)	$134,451	$0.91
Highlighted items:
Impacting gross margin:
Reduction in revenue related to Comcast investment in ARRIS	—	—	—	—	—	—	13,182	0.10		—	—
Acquisition accounting impacts related to inventory	—	—	—	—	—	—	57,600	0.45		—	—
Product rationalization	—	—	—	—	—	—	13,582	0.11		—	—
Stock compensation expense	1,248	0.01	1,835	0.01	1,824	0.01	2,945	0.02		4,934	0.03
Purchase accounting impacts of deferred revenue	1,006	0.01	2,802	0.02	47	—	2,478	0.02		3,048	0.02
Impacting operating expenses:
Acquisition and integration costs	6,221	0.04	12,532	0.08	7,191	0.05	32,803	0.26		31,604	0.21
Restructuring	6,057	0.04	(14)	—	3,035	0.02	38,323	0.30		2,642	0.02
Amortization of intangible assets	65,053	0.46	58,735	0.40	57,100	0.38	128,571	1.01		179,835	1.22
Stock compensation expense	9,481	0.07	13,449	0.09	11,671	0.08	21,708	0.17		34,878	0.24
Impacting other (income) / expense:
Non-cash interest expense	3,374	0.02	—	—	—	—	9,926	0.08		—	—
Impairment on Investments	—	—	3,000	0.02	4,000	0.03	—	—		7,000	0.05
Credit facility - ticking fees	—	—	—	—	—	—	865	0.01		—	—
Mark to market FV adj. related to Comcast investment in ARRIS	—	—	—	—	—	—	13,189	0.10		—	—
Asset held for sale impairment	—	—	2,125	0.01	—	—	—	—		2,125	0.01
Net tax items	(54,998)	(0.39)	(29,204)	(0.20)	(19,375)	(0.13)	(143,033)	(1.12)		(107,428)	(0.73)

Total highlighted items	37,442	0.27	65,260	0.44	65,493	0.44	192,139	1.50		158,638	1.07

Net income excluding highlighted items	$54,611	$0.39	$104,285	$0.70	$120,119	$0.81	$146,196	$1.14		$293,089	$1.98

Weighted average common shares - basic		138,478		144,415		144,967		129,502			144,085

Weighted average common shares - diluted		140,605		148,063		148,753		127,876			147,996

(1)	Basic shares used as losses were reported for the period and the inclusion of dilutive shares would be anti-dilutive

(2)	In connection with the acquisition of Motorola Home, the consolidated financial statements for prior periods have been recast to include retrospective acquisition accounting adjustments

See Notes to GAAP and Adjusted Non-GAAP Financial Measures

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Acquisition Accounting Impacts Related to Deferred Revenue: In connection with our acquisitions of Motorola Home, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Reduction in Revenue Related to Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires that we record the implied fair value of benefit received by Comcast as a reduction in revenue. Until the closing of the deal, changes in the value of the investment were marked to market and flowed through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and other expense (income).

Inventory Valuation: In connection with our acquisition of Motorola Home, business combinations rules require the inventory be recorded at fair value on the opening balance sheet. This is different from historical cost. Essentially we were required to write the inventory up to end customer price less a reasonable margin as a distributor. In addition, we have conformed other cost basis inventory valuation policies during the period. We have excluded the resulting adjustments in inventory and cost of goods sold.

Product Rationalization: In conjunction with the integration of Motorola Home, we have identified certain product lines which overlap. In the second and fourth quarters of 2013, we made the decision to eliminate certain products. As a result, we recorded expenses related to the elimination of inventory and certain vendor liabilities. We believe it is useful to understand the effects of this item on our total cost of goods sold.

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Integration, Acquisition, Restructuring and Other Costs: We have excluded the effect of acquisition, integration, and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We will incur significant expenses in connection with our recent acquisition of Motorola Home, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition and integration expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. Additionally, we have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Credit Facility—Ticking Fees: In connection with our acquisition of Motorola Home, the cash portion of the consideration was funded through debt financing commitments. A ticking fee is a fee paid to our banks to compensate for the time lag between the commitment allocation on a loan and the actual funding. We have excluded the effect of the ticking fee in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Mark To Market Fair Value Adjustment Related To Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires we mark to market the changes in the value of the investment and flow through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total other expense (income).

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Asset Held for Sale Impairment: In the second quarter of 2014, we entered into a contract to facilitate the sale of a building at less than its carrying value. The asset has been reclassified as held for sale and was measured at the lower of its carrying amount or fair value less cost to sell. We have recorded an initial impairment charge to reduce the assets carrying amount to its fair value less costs to sell in the period the held for sale criteria were met. We have excluded the effect of the asset held for sale impairment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to tax and legal restructuring, state valuation allowances, research and development tax credits and provision to return differences.